Exhibit 99.1

Covidien Reports Second-Quarter 2009 Results

•	Second-quarter net sales up 11%, led by increases in Pharmaceutical Products

•	Second-quarter diluted GAAP earnings per share from continuing operations were $0.34

•

Excluding Oxy ER and specified items, adjusted diluted earnings per share from continuing operations were $0.69; including Oxy ER, adjusted diluted earnings per share from continuing operations were $1.07

DUBLIN, Ireland – April 30, 2009 – Covidien Ltd. (NYSE: COV; BSX: COV) today reported results for the second quarter of fiscal 2009 (January – March 2009). Second-quarter results reflected strong growth in Pharmaceutical Products, primarily due to oxycodone hydrochloride extended-release tablets (Oxy ER). Excluding Oxy ER, Covidien registered a good quarterly performance in its base business.

Second-quarter net sales rose 11% to $2.7 billion from $2.4 billion a year ago, with unfavorable foreign exchange of $145 million reducing the quarterly sales growth rate by approximately 6 percentage points. Excluding Oxy ER, operational growth (net sales growth excluding the effect of foreign exchange), was 7%. This operational sales growth was driven primarily by higher volume and new products.

Second-quarter gross margin of 56.2% was up 3.8 percentage points from the prior-year period. As shown on the attached quarterly Non-GAAP Reconciliations table, the second-quarter adjusted gross margin, excluding Oxy ER, was 51.8% versus 52.4% last year. The decline was largely due to unfavorable foreign exchange.

Selling, general and administrative expenses for the second quarter of fiscal 2009 were below those of the year-ago second quarter, as planned increases in selling and marketing were more than offset by benefits from favorable foreign exchange. Research and Development (R&D) expense in the quarter climbed 31% from that of the prior year and represented 4.0% of net sales excluding Oxy ER.

The quarterly results also included a one-time charge of $183 million, representing Covidien’s portion of Tyco International’s shareholder settlements and an accrual for the Company’s portion of the estimated cost to settle all of the remaining outstanding Tyco International securities cases.

In the second quarter, the Company reported operating income of $527 million, versus $405 million in the same period the year before. Second-quarter adjusted operating income, excluding the specified items shown in the attached quarterly Non-GAAP Reconciliations table and Oxy ER, was $488 million, versus $500 million in the second quarter of the previous year. Second-quarter adjusted operating income, excluding the specified items and Oxy ER, represented 20.0% of sales, versus 20.6% a year ago. The margin decline was primarily due to unfavorable foreign exchange.

During the quarter, Covidien implemented tax planning strategies to offset the loss of tax synergies resulting from the separation from Tyco International. The Company expects that this implementation will lower its 2009 effective tax rate by 3 to 4 percentage points versus its prior guidance and expects to sustain the lower tax rate over the long-term.

The second-quarter effective tax rate of 65.2% included a one-time charge of approximately $155 million for withholding tax on repatriated earnings related to the implementation of tax planning strategies and the impact of the $183 million charge for shareholder settlements, for which no tax benefit was realized. Excluding the specified items, the second-quarter tax rate was 23.0%.

Second-quarter diluted GAAP earnings per share from continuing operations were $0.34, versus $0.49 per share in the second quarter of last year. The second-quarter adjusted diluted earnings per share, excluding the specified items and Oxy ER, were $0.69, versus $0.66 a year ago.

For the first six months of fiscal 2009, net sales of $5.2 billion were 9% above the $4.7 billion in the prior year, with unfavorable foreign exchange lowering the sales growth rate by approximately 5 percentage points. Sales rose 19% in the United States, but declined 4% outside the U.S., reflecting non-U.S. operational growth of 8% and a negative currency impact of 12%. Operational growth excluding the impact of Oxy ER was 6%.

The Company reported operating income of $1.06 billion in the first six months of fiscal 2009, versus $860 million in the comparable period a year ago. Six-month adjusted operating income, excluding the specified items and Oxy ER, was $964 million, versus $972 million in the previous year. Six-month 2009 adjusted operating income, excluding specified items and Oxy ER, represented 20.1% of sales, versus 20.5% a year ago. The margin decline was primarily due to unfavorable foreign exchange.

The effective tax rate was 45.3% for the first six months of fiscal 2009. Excluding the specified items, the adjusted tax rate for the first six months was 25.6%.

For the first six months of 2009, diluted GAAP earnings per share from continuing operations were $1.08. Excluding the specified items and Oxy ER, adjusted diluted earnings per share from continuing operations were $1.32.

“Despite the global economic slowdown, we delivered solid operational performance in the second quarter,” said Richard J. Meelia, Chairman, President and CEO. “Our results were driven by new products and market share gains, aided by double-digit increases in several key product lines. This performance more than offset unfavorable foreign exchange, resulting in strong growth in our quarterly operating earnings. As planned, we concluded Oxy ER sales in the quarter and we were pleased that sales were significantly above our original projections.

“Results in the Imaging segment were again below our expectations. We are addressing this situation and developing plans to improve profitability in this business over time. Overall, total company performance remains on track and we are continuing to make the investments necessary to generate operational growth in 2009 and beyond,” Mr. Meelia added.

Results by business segment follow.

Medical Devices sales of $1.7 billion in the second quarter were unchanged from the comparable quarter of last year. Operational growth was 7%, reflecting new products and higher volume. Four product lines — Endomechanical, Energy, Soft Tissue Repair and Vascular — registered double-digit operational increases in the second quarter.

Sales in Endomechanical were above those of a year ago, led by sharply higher sales of laparoscopic instruments. The Energy sales gain in the quarter was paced by vessel sealing products, partially offset by a slowdown in capital-related hardware products. Sales in Soft Tissue Repair were paced by a strong gain for hernia mesh products, partially offset by lower sales of sutures. Vascular products sales gains were due to good growth for compression and therapy products. In Airway and Ventilation, sales were below a year ago, due primarily to lower sales in the ventilation and sleep businesses, coupled with unfavorable foreign exchange.

For the first six months of fiscal 2009, Medical Devices sales rose 1% to $3.29 billion from $3.25 billion a year ago. Unfavorable foreign exchange reduced the sales growth rate by approximately 6 percentage points.

Imaging Solutions second-quarter sales declined 9% to $276 million from $304 million a year ago. Unfavorable foreign exchange accounted for approximately 5 percentage points of the decrease. Radiopharmaceuticals sales in the quarter were well below those of the year before, chiefly due to continued molybdenum supply constraints. Second-quarter sales of Contrast Products also were well below year-ago levels, reflecting lower volume, strong competitive activity and continued pricing pressures in the United States. In addition, sales of capital equipment to hospitals, including urology tables and power injectors, were below a year ago.

For the first six months of fiscal 2009, Imaging Solutions sales declined 9% to $541 million, versus $595 million the year before. Unfavorable foreign exchange contributed about 4 percentage points to the sales decline.

Pharmaceutical Products sales of $519 million in the second quarter were 117% above those of the prior year’s $239 million. Excluding Oxy ER, second-quarter sales of $261 million were 9% above last year. This growth was attributable to significantly higher sales of Dosage pharmaceuticals, primarily generic pain management products. Second-quarter sales of Active Pharmaceutical Ingredients were below those of the year before.

For the first six months of fiscal 2009, Pharmaceutical Products sales climbed 85%, from $460 million last year to $850 million, with oxycodone hydrochloride extended-release tablets contributing $354 million. Excluding Oxy ER, Pharmaceutical Products sales of $496 million were 8% above last year.

Further detail on the impact of Oxy ER on Covidien’s financial results is available on the Investor Relations section of the Company’s web site, www.covidien.com.

Medical Supplies second-quarter sales rose 10% to $243 million from $220 million in the second quarter of the previous year. The increase was primarily due to higher sales of Nursing Care products, aided by the timing of distributor orders and supply contracts. For the first six months of fiscal 2009, sales of Medical Supplies, at $478 million, were 9% above last year’s $437 million.

FISCAL 2009 OUTLOOK

The Company is updating its guidance for fiscal 2009. With the sales of Oxy ER completed, guidance now excludes Oxy ER. Covidien estimates that total Company operational growth will be in the range of 4% to 7% for 2009.

The remaining guidance includes foreign exchange at current rates.

Total Covidien net sales are now expected to be down 3% to flat. The Company expects no change to its previously communicated sales growth rates for Medical Devices (-3% to flat versus 2008) or Medical Supplies (up 2% to 5% versus 2008). Sales of Imaging Solutions are now anticipated to be -9% to -6% below 2008, while sales of Pharmaceutical Products are expected to be up 5% to 8% versus 2008. The operating margin is projected to be in the 19% to 20% range. As a result of the implementation of tax planning strategies noted above, the Company now anticipates the effective tax rate will be in the 25% to 27% range for 2009. Guidance on both the operating margin and the effective tax rate excludes the impact of any one-time items.

ABOUT COVIDIEN

Covidien is a leading global healthcare products company that creates innovative medical solutions for better patient outcomes and delivers value through clinical leadership and excellence. Covidien manufactures, distributes and services a diverse range of industry-leading product lines in four segments: Medical Devices, Imaging Solutions, Pharmaceutical Products and Medical Supplies. With 2008 revenue of nearly $10 billion, Covidien has more than 41,000 employees worldwide in 59 countries, and its products are sold in over 140 countries. Please visit www.covidien.com to learn more about our business.

CONTACTS
Eric Kraus	Coleman Lannum, CFA
Senior Vice President	Vice President
Corporate Communications	Investor Relations
508-261-8305	508-452-4343
eric.kraus@covidien.com	cole.lannum@covidien.com

Bruce Farmer	Brian Nameth
Vice President	Director
Public Relations	Investor Relations
508-452-4372	508-452-4363
bruce.farmer@covidien.com	brian.nameth@covidien.com

CONFERENCE CALL AND WEBCAST

The Company will hold a conference call for investors today, beginning at 8:30 a.m. ET. This call can be accessed three ways:

•	At Covidien’s website: http://investor.covidien.com

•

By telephone: For both “listen-only” participants and those participants who wish to take part in the question-and-answer portion of the call, the telephone dial-in number in the U.S. is 866-356-3377. For participants outside the U.S., the dial-in number is 617-597-5392. The access code for all callers is 43316435.

•

Through an audio replay: A replay of the conference call will be available beginning at 11:30 a.m. on April 30, 2009, and ending at 5:00 p.m. on May 7, 2009. The dial-in number for U.S. participants is 888-286-8010. For participants outside the U.S., the replay dial-in number is 617-801-6888. The replay access code for all callers is 96226100.

NON-GAAP FINANCIAL MEASURES

This press release contains financial measures, including operational growth, adjusted net sales, adjusted gross margin, adjusted operating income, adjusted earnings per share and adjusted operating margin, which are considered “non-GAAP” financial measures under applicable Securities & Exchange Commission rules and regulations. These non-GAAP financial measures should be considered supplemental to and not a substitute for financial information prepared in accordance with generally accepted accounting principles. The Company’s definition of these non-GAAP measures may differ from similarly titled measures used by others.

The non-GAAP financial measures used in this press release adjust for specified items that can be highly variable or difficult to predict. The Company generally uses these non-GAAP financial measures to facilitate management’s financial and operational decision-making, including evaluation of Covidien’s historical operating results, comparison to competitors’ operating results and determination of management incentive compensation. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting Covidien’s business.

Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, management strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures is included in the tables accompanying this release.

The Company presents its operating margin and effective tax rate forecast before special items to give investors a perspective on the expected underlying business results. Because the Company cannot predict the amount and timing of such items and the associated charges or gains that will be recorded in the Company’s financial statements, it is difficult to include the impact of those items in the forecast. In addition, the Company is excluding the one-time impact of Oxy ER from its fiscal 2009 guidance to give investors a better perspective on its base business operations. Given the substantial but finite nature of Oxy ER sales, the Company believes that excluding the impact provides investors with a better understanding of its base business operations.

FORWARD-LOOKING STATEMENTS

Any statements contained in this communication that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on our management’s current beliefs and expectations, but are subject to a number of risks, uncertainties and changes in circumstances, which may cause actual results or Company actions to differ materially from what is expressed or implied by these statements. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, our ability to obtain approval of the Company’s shareholders and the Supreme Court of Bermuda for and to satisfy the other conditions to the proposed Irish reorganization on the expected timeframe or at all, our ability to realize the expected benefits from the proposed Irish reorganization, the occurrence of difficulties in connection with the Irish reorganization, any unanticipated costs in connection with the Irish reorganization, our ability to effectively introduce and market new products or keep pace with advances in technology, the reimbursement practices of a small number of large public and private insurers, cost-containment efforts of customers, purchasing groups, third-party payers and governmental organizations, intellectual property rights disputes, complex and costly regulation, including healthcare fraud and abuse regulations, manufacturing or supply chain problems or disruptions, rising commodity costs, recalls or safety alerts and negative publicity relating to Covidien or its products, product liability losses and other litigation liability, including legacy Tyco-related litigation, divestitures of some of our businesses or product lines, our ability to execute strategic acquisitions of, investments in or alliances with other companies and businesses, competition, risks associated with doing business outside of the United States, foreign currency exchange rates, issues related to our existing material weakness in accounting for income taxes or potential environmental liabilities. These and other factors are identified and described in more detail in our filings with the SEC. We disclaim any obligation to update these forward-looking statements other than as required by law.

Covidien Ltd.

Consolidated Statements of Income

Quarters Ended March 27, 2009 and March 28, 2008

(in millions, except per share data)

	Quarter Ended March 27, 2009	Percent of Net Sales	Quarter Ended March 28, 2008	Percent of Net Sales
Net sales	$2,699	100.0%	$2,426	100.0%
Cost of products sold	1,182	43.8	1,155	47.6

Gross profit	1,517	56.2	1,271	52.4

Selling, general and administrative expenses	680	25.2	696	28.7
Research and development expenses	98	3.6	75	3.1
In-process research and development charges	20	0.7	—	—
Restructuring charges	9	0.3	64	2.6
Shareholder settlements	183	6.8	31	1.3

Operating income	527	19.5	405	16.7

Interest expense	(43)	(1.6)	(56)	(2.3)
Interest income	5	0.2	8	0.3
Other income, net	5	0.2	3	0.1

Income from continuing operations before income taxes	494	18.3	360	14.8

Income tax expense	322	11.9	111	4.6

Income from continuing operations	172	6.4	249	10.3

Income from discontinued operations, net of income taxes	12	0.4	14	0.6

Net income	$184	6.8	$263	10.8

Basic earnings per share:
Income from continuing operations	$0.34		$0.50
Income from discontinued operations	0.02		0.03
Net income	0.36		0.53

Diluted earnings per share:
Income from continuing operations	$0.34		$0.49
Income from discontinued operations	0.02		0.03
Net income	0.36		0.52

Weighted-average number of shares outstanding:
Basic	504		499
Diluted	506		503

Covidien Ltd.

Non-GAAP Reconciliations

Quarters Ended March 27, 2009 and March 28, 2008

(dollars in millions, except per share data)

	Quarter Ended March 27, 2009
	Sales	Gross profit	Gross margin percent	Operating income	Operating margin percent	Income from continuing operations before income taxes	Income from continuing operations	Diluted earnings per share from continuing operations
GAAP	$2,699	$1,517	56.2%	$527	19.5%	$494	$172	$0.34
Adjustments:
In-process research and development charges (1)	—	—		20		20	19	0.04
Restructuring charges (2)	—	—		9		9	5	0.01
Shareholder settlements (3)	—	—		183		183	183	0.36
Impact of tax sharing agreement (4)	—	—		—		1	1	—
Tax matters (5)	—	—		—		—	163	0.32

As adjusted	2,699	1,517	56.2	739	27.4	707	543	1.07
Impact of Oxy ER (6)	(258)	(252)	97.7	(251)	97.3	(251)	(192)	(0.38)

As adjusted, excluding impact of Oxy ER	$2,441	$1,265	51.8	$488	20.0	$456	$351	0.69

(1)	Write-off of in-process research and development primarily relates to an acquisition by our Medical Devices segment.
(2)	Primarily relates to severance costs within our Medical Devices segment.
(3)	Represents our portion of Tyco International’s legal settlements with certain shareholders and our portion of the estimated cost to settle all of the remaining securities cases outstanding.
(4)	Represents the non-interest portion of the impact of our tax sharing agreement with Tyco International and Tyco Electronics included in other income.
(5)	Primarily consists of withholding tax incurred on repatriated earnings.
(6)	Represents the sales and direct costs attributable to selling oxycodone hydrochloride extended-release tablets (Oxy ER).

	Quarter Ended March 28, 2008
	Sales	Gross profit	Gross margin percent	Operating income	Operating margin percent	Income from continuing operations before income taxes	Income from continuing operations	Diluted earnings per share from continuing operations
GAAP	$2,426	$1,271	52.4%	$405	16.7%	$360	$249	$0.49
Adjustments:
Restructuring charges (1)	—	—		64		64	53	0.11
Shareholder settlements (2)	—	—		31		31	31	0.06
Tax matters (3)	—	—		—		—	(1)	—

As adjusted	$2,426	$1,271	52.4	$500	20.6	$455	$332	0.66

(1)	Consists of restructuring charges of $47 million and related asset impairment charges of $17 million primarily within our Medical Devices segment.
(2)	Represents our portion of Tyco International's legal settlement with the State of New Jersey.
(3)	Primarily consists of adjustments to legacy income tax liabilities.

Covidien Ltd.

Segment and Geographical Sales

Quarters Ended March 27, 2009 and March 28, 2008

(dollars in millions)

	Quarters Ended
	March 27, 2009	March 28, 2008	Percent change	Percent change currency	Operational growth
Medical Devices (1)
United States	$764	$702	9%	—%	9%
Non-U.S.	897	961	(7)	(13)	6

	$1,661	$1,663	—	(7)	7
Imaging Solutions (1)
United States	$164	$182	(10)%	—%	(10)%
Non-U.S.	112	122	(8)	(14)	6

	$276	$304	(9)	(5)	(4)
Pharmaceutical Products (1)
United States	$488	$217	125%	—%	125%
Non-U.S.	31	22	41	(44)	85

	$519	$239	117	(5)	122
Medical Supplies (1)
United States	$243	$220	10%	—%	10%
Non-U.S.	—	—	—	—	—

	$243	$220	10	—	10
Covidien Ltd. (1)
United States	$1,659	$1,321	26%	—%	26%
Non-U.S.	1,040	1,105	(6)	(13)	7

	$2,699	$2,426	11	(6)	17

(1)	Sales to external customers are reflected in the regions based on the location of the sales force executing the transaction.

Covidien Ltd.

Select Product Line Sales

Quarters Ended March 27, 2009 and March 28, 2008

(dollars in millions)

	Quarters Ended
	March 27, 2009	March 28, 2008	Percent change	Percent change currency	Operational growth
Medical Devices
Endomechanical	$531	$518	3%	(8)%	11%
Soft Tissue Repair	141	141	—	(10)	10
Energy	208	194	7	(8)	15
Oximetry and Monitoring	167	165	1	(5)	6
Airway and Ventilation	184	208	(12)	(6)	(6)
Vascular	140	128	9	(4)	13
SharpSafety	107	116	(8)	(2)	(6)
Clinical Care	100	101	(1)	(5)	4

Imaging Solutions
Radiopharmaceuticals	$128	$141	(9)%	(3)%	(6)%
Contrast	148	163	(9)	(7)	(2)

Covidien Ltd.

Consolidated Statements of Income

Six Months Ended March 27, 2009 and March 28, 2008

(in millions, except per share data)

	Six Months Ended	Percent of	Six Months Ended	Percent of
	March 27, 2009	Net Sales	March 28, 2008	Net Sales
Net sales	$5,157	100.0%	$4,742	100.0%
Cost of products sold	2,292	44.4	2,232	47.1

Gross profit	2,865	55.6	2,510	52.9

Selling, general and administrative expenses	1,402	27.2	1,385	29.2
Research and development expenses	190	3.7	153	3.2
In-process research and development charges	20	0.4	12	0.3
Restructuring charges	12	0.2	69	1.5
Shareholder settlements	183	3.5	31	0.7

Operating income	1,058	20.5	860	18.1

Interest expense	(88)	(1.7)	(116)	(2.4)
Interest income	12	0.2	20	0.4
Other income, net	15	0.3	183	3.9

Income from continuing operations before income taxes	997	19.3	947	20.0

Income tax expense	452	8.8	253	5.3

Income from continuing operations	545	10.6	694	14.6

Income (loss) from discontinued operations, net of income taxes	25	0.5	(11)	(0.2)

Net income	$570	11.1	$683	14.4

Basic earnings per share:
Income from continuing operations	$1.08		$1.39
Income (loss) from discontinued operations	0.05		(0.02)
Net income	1.13		1.37

Diluted earnings per share:
Income from continuing operations	$1.08		$1.38
Income (loss) from discontinued operations	0.05		(0.02)
Net income	1.12		1.36

Weighted-average number of shares outstanding:
Basic	504		498
Diluted	506		503

Covidien Ltd.

Non-GAAP Reconciliations

Six Months Ended March 27, 2009 and March 28, 2008

(dollars in millions, except per share data)

	Six Months Ended March 27, 2009
	Sales	Gross profit	Gross margin percent	Operating income	Operating margin percent	Income from continuing operations before income taxes	Income from continuing operations	Diluted earnings per share from continuing operations
GAAP	$5,157	$2,865	55.6%	$1,058	20.5%	$997	$545	$1.08
Adjustments:
Legal settlements (1)	—	—		36		36	22	0.04
In-process research and development charges (2)	—	—		20		20	19	0.04
Restructuring charges (3)	—	—		12		12	6	0.01
Shareholder settlements (4)	—	—		183		183	183	0.36
Impact of tax sharing agreement (5)	—	—		—		(1)	(1)	—
Tax matters (6)	—	—		—		—	156	0.31

As adjusted	5,157	2,865	55.6	1,309	25.4	1,247	930	1.84
Impact of Oxy ER (7)	(354)	(346)	97.7	(345)	97.5	(345)	(259)	(0.51)

As adjusted, excluding impact of Oxy ER	$4,803	$2,519	52.4	$964	20.1	$902	$671	1.32

(1)	Consists of legal settlements that are included in selling, general and administrative expenses.
(2)	Write-off of in-process research and development primarily relates to an acquisition by our Medical Devices segment.
(3)	Primarily relates to severance costs within our Medical Devices segment.
(4)	Represents our portion of Tyco International’s legal settlements with certain shareholders and our portion of the estimated cost to settle all of the remaining securities cases outstanding.
(5)	Represents the non-interest portion of the impact of our tax sharing agreement with Tyco International and Tyco Electronics included in other income.
(6)	Primarily consists of withholding tax incurred on repatriated earnings.
(7)	Represents the sales and direct costs attributable to selling oxycodone hydrochloride extended-release tablets (Oxy ER).

	Six Months Ended March 28, 2008
	Sales	Gross profit	Gross margin percent	Operating income	Operating margin percent	Income from continuing operations before income taxes	Income from continuing operations	Diluted earnings per share from continuing operations
GAAP	$4,742	$2,510	52.9%	$860	18.1%	$947	$694	$1.38
Adjustments:
In-process research and development charges (1)	—	—		12		12	12	0.02
Restructuring charges (2)	—	—		69		69	56	0.11
Shareholder settlements (3)	—	—		31		31	31	0.06
Impact of tax sharing agreement (4)	—	—		—		(172)	(172)	(0.34)
Tax matters (5)	—	—		—		—	5	0.01

As adjusted	$4,742	$2,510	52.9	$972	20.5	$887	$626	1.24

(1)	Write-off of in-process research and development relates to an acquisition by our Medical Devices segment.
(2)	Consists of restructuring charges of $52 million and related asset impairment charges of $17 million primarily within our Medical Devices segment.
(3)	Represents our portion of Tyco International’s legal settlement with the State of New Jersey.
(4)	Represents the non-interest portion of the impact of our tax sharing agreement with Tyco International and Tyco Electronics primarily resulting from the adoption of FIN 48.
(5)	Primarily consists of adjustments to legacy income tax liabilities.

Covidien Ltd.

Segment and Geographical Sales

Six Months Ended March 27, 2009 and March 28, 2008

(dollars in millions)

	Six Months Ended
	March 27, 2009	March 28, 2008	Percent change	Percent change currency	Operational growth
Medical Devices (1)
United States	$1,501	$1,389	8%	—%	8%
Non-U.S.	1,787	1,861	(4)	(10)	6

	$3,288	$3,250	1	(6)	7
Imaging Solutions (1)
United States	$322	$361	(11)%	—%	(11)%
Non-U.S.	219	234	(6)	(12)	6

	$541	$595	(9)	(4)	(5)
Pharmaceutical Products (1)
United States	$790	$414	91%	—%	91%
Non-U.S.	60	46	30	(37)	67

	$850	$460	85	(4)	89
Medical Supplies (1)
United States	$478	$437	9%	—%	9%
Non-U.S.	—	—	—	—	—

	$478	$437	9	—	9
Covidien Ltd. (1)
United States	$3,091	$2,601	19%	—%	19%
Non-U.S.	2,066	2,141	(4)	(12)	8

	$5,157	$4,742	9	(5)	14

(1)	Sales to external customers are reflected in the regions based on the location of the sales force executing the transaction.

Covidien Ltd.

Select Product Line Sales

Six Months Ended March 27, 2009 and March 28, 2008

(dollars in millions)

	Six Months Ended
	March 27, 2009	March 28, 2008	Percent change	Percent change currency	Operational growth
Medical Devices
Endomechanical	$1,061	$1,018	4%	(8)%	12%
Soft Tissue Repair	280	270	4	(9)	13
Energy	413	379	9	(7)	16
Oximetry and Monitoring	315	317	(1)	(4)	3
Airway and Ventilation	362	393	(8)	(5)	(3)
Vascular	280	257	9	(2)	11
SharpSafety	213	229	(7)	(2)	(5)
Clinical Care	196	200	(2)	(5)	3

Imaging Solutions
Radiopharmaceuticals	$248	$276	(10)%	(3)%	(7)%
Contrast	293	319	(8)	(6)	(2)

Covidien Ltd.

Non-GAAP Sales Analysis

(dollars in millions)

	For the Quarter Ended March 27, 2009
	Net Sales for the Quarter Ended March 27, 2009		Oxy ER Impact		Net Sales Excluding the Impact of Oxy ER		Currency Impact		Operational Growth Excluding the Impact of Oxy ER		Net Sales for the Quarter Ended March 28, 2008
Medical Devices	$1,661	—%	$—	—%	$1,661	—%	$(119)	(7)%	$117	7%	$1,663
Imaging Solutions	276	(9)	—	—	276	(9)	(15)	(5)	(13)	(4)	304
Pharmaceutical Products	519	117	258	108	261	9	(11)	(5)	33	14	239
Medical Supplies	243	10	—	—	243	10	—	—	23	10	220

Total Net Sales	$2,699	11	$258	10	$2,441	1	$(145)	(6)	$160	7	$2,426

	For the Six Months Ended March 27, 2009
	Net Sales for the Six Months Ended March 27, 2009		Oxy ER Impact		Net Sales Excluding the Impact of Oxy ER		Currency Impact		Operational Growth Excluding the Impact of Oxy ER		Net Sales for the Six Months Ended March 28, 2008
Medical Devices	$3,288	1%	$—	—%	$3,288	1%	$(194)	(6)%	$232	7%	$3,250
Imaging Solutions	541	(9)	—	—	541	(9)	(27)	(4)	(27)	(5)	595
Pharmaceutical Products	850	85	354	77	496	8	(17)	(4)	53	12	460
Medical Supplies	478	9	—	—	478	9	—	—	41	9	437

Total Net Sales	$5,157	9	$354	8	$4,803	1	$(238)	(5)	$299	6	$4,742